CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 22, 2011 with respect to the financial statements and financial highlights of the Madison Mosaic Equity Trust (including the Investors Fund, Mid-Cap Fund, Disciplined Equity Fund, Balanced Fund, Small/Mid-Cap Fund, and Madison Institutional Equity Option Fund) appearing in the December 31, 2010 Annual Report to Shareholders on Form N-CSR of Madison Mosaic Equity Trust which are incorporated by reference in this Post-Effective Amendment No. 40 to the Registration Statement No. 2-80805 on Form N-1A (the Registration Statement). We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectuses and under the captions, “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm” in “Other Service Providers”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois
April 29, 2011